UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

SILO PHARMA, INC.

(Name of registrant in its charter)

Delaware	000-54872	27-3046338
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

560 Sylvan Ave, Suite 3160

Englewood Cliffs NJ 07632

(Address of principal executive offices)

(718) 400-9031

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed on March 11, 2022, Silo Pharma, Inc (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the stockholders approved a proposal to amend the Company’s certificate of incorporation to effect a reverse split of the Company’s outstanding shares of common stock, par value $0.0001 at a specific ratio within a range of one-for five (1-for-5) to a maximum of one-for-fifty (1-for-50) to be determined by the Company’s board of directors in its sole discretion.

Following the Special Meeting, the board of directors approved a one-for-fifty (1-for-50) reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On September 14, 2022, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment to its certificate of incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 4:01 p.m. Eastern Time on September 14, 2022, and the Company’s common stock began trading on a split-adjusted basis upon the OTC Markets opening on September 15, 2022.

When the Reverse Stock Split becomes effective, every 50 shares of the Company’s issued and outstanding common stock will automatically be combined, converted and changed into 1 share the Company’s common stock, without any change in the number of authorized shares or the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the company’s equity incentive compensation plans. Any fraction of a share of common stock that would be created as a result of the Reverse Stock Split will be rounded up to the next whole share. Holders of the Company’s common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split. Stockholders of record will be receiving information from the Company’s transfer agent regarding their common stock ownership post-Reverse Stock Split.

The Company’s common stock will continue to trade on the OTC Markets system on a split-adjusted basis under the temporary ticker symbol “SILOD” and the fifth character “D” will remain appended to the Company’s symbol for 20 business days or until the Company is listed on Nasdaq, whichever comes first, at which point the Company’s trading symbol will revert back to “SILO.”

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On September 15, 2022, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Certificate of Amendment to Certificate of Incorporation of Silo Pharma, Inc.
99.1	Press release dated September 15, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: September 15, 2022	By:	/s/ Eric Weisblum
Eric Weisblum, Chief Executive Officer